Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), effective as of May 17, 2021 (the “Effective Date”), is among USA Rare Earth, LLC, a Delaware limited liability company (“USARE”), Texas Mineral Resources Corp., a Delaware corporation (“TMRC”), and Round Top Mountain Development, LLC, a Delaware limited liability company (the “Company”). USARE, TMRC and the Company sometimes are referred to individually as a “Party,” and collectively as the “Parties.”

Recitals

A.USARE and TMRC are parties to the Amended and Restated Option Agreement dated August 23, 2019, and the first amendment dated June 29, 2020 to the Amended and Restated Option Agreement (together, the “Option Agreement”).

B.The Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on June 26, 2020. No activities have been undertaken by the Company and no Member Interests have been created in the Company prior to the Effective Date.

C.Concurrently with the execution of this Agreement, USARE and TMRC are executing the Limited Liability Company Agreement of the Company (the “Operating Agreement”), to govern the business and affairs of the Company, and are terminating the Option Agreement. Pursuant to the terms of the Operating Agreement, USARE will own an 80.000% Interest in the Company and TMRC will hold a 20% Interest in the Company (USARE having contemporaneously exercised its option to purchase an additional 10.000% Interest in the Company pursuant to the Option Agreement).

D.Each of USARE and TMRC desire to make its initial Capital Contribution to the Company of the Contributed Assets, as described in Section 2.4 of this Agreement by executing, as applicable, the Transaction Documents described below.

Agreement

In consideration of the covenants and agreements contained in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

Article I

Definitions: Interpretation

1.1Terms Defined in the Operating Agreement. Capitalized terms that are used in this Agreement, but not defined in this Agreement, have the meanings given in the Operating Agreement.

1.2Definitions. In addition to the capitalized terms defined above, the following capitalized terms have the following meanings:

“Assignment and Assumption Agreement (Assumed Liabilities)” means the instruments attached as Exhibits A-1 and A-2.

“Assignment and Assumption Agreement (Contracts and Permits)” means the instruments attached as Exhibits B-1 and B-2.

“Assignment and Assumption Agreement (Mining Leases)” means the instrument attached as Exhibit C.

“Assignment and Assumption Agreement (Surface Lease and Surface Option)” means the instrument attached as Exhibits D-1 and D-2.

“Assignment and Assumption Agreement (Water Lease)” means the instrument attached as Exhibit E.

“Bill of Sale and Assignment Agreement (Existing Data)” means the instruments attached as Exhibits F-1 and F-2.

“Bill of Sale and Assignment Agreement (Pilot Plant)” means the instrument attached as Exhibit G.

“Concessions” means the interests in real property, including the Owned Surface, the Surface Option and the Surface Lease, held by TMRC.

“Constating Documents” means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation, continuance or association, memorandum of association, articles of organization, limited liability company agreement or other similar document, as applicable, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Person and which bind such Person, and by-laws, all as amended, supplemented, restated or replaced from time to time.

“Contracts and Permits” means each of the contracts, permits and other agreements related to the Contributed Assets listed in the Assignment and Assumption Agreement (Contracts and Permits).

“Contributed Assets” means the Mining Leases, the Concessions, the Water Lease, the Contracts and Permits, the Existing Data, the Pilot Plant and the Remaining Committed Sole Funding Amount.

“Deed (Owned Surface)” means the instrument attached as Exhibit H.

“Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, right of first refusal, right of first offer, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

“Existing Data” means the maps, drill logs and other drilling data, core, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other material information developed by USARE and by TMRC in connection with operations on the Mining Leases before the Effective Date, as more particularly described in the Bill of Sale and Assignment Agreement (Existing Data).

“Knowledge” means(a) with respect to USARE, the actual knowledge after commercially reasonable inquiry on the Effective Date of Pini Althaus and Douglas Newby, and (b) with respect to TMRC, the actual knowledge after commercially reasonable inquiry on the Effective Date of Daniel Gorski and Anthony Marchese.

“Member Interest Purchase Price” means $3,000,000.

“Mining Leases” means Mining Leases M-113629 and M-111331 issued by the State of Texas and held by TMRC as more particularly described in the Assignment and Assumption Agreement (Mining Leases).

“Owned Surface” means the surface estate owned by TMRC, as more particularly described in the Deed (Owned Surface).

“Permitted Encumbrance” means, with respect to any Contributed Asset: (a) Encumbrances described in Schedule 1 to this Agreement, (b) mechanic’s, materialmen’s or similar Encumbrances if payment of the secured obligation is not yet overdue or being contested in good faith by appropriate proceedings, (c) Encumbrances for taxes, assessments, charges or levies of any Governmental Authority, in each case not yet overdue or being contested in good faith by appropriate proceedings, (d) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions that will not materially interfere with, materially impair or materially impede operations on the Properties or the value or use of the Contributed Assets, (e) Encumbrances consisting of (i) rights reserved to or vested in any Governmental Authority to control or regulate the Contributed Assets, (ii) the terms and conditions of any agreement included in the Contributed Assets, including the Mining Leases, the Water Lease, the Surface Lease, the Surface Option and the Contracts and the rights of the counterparties to such agreements, including the rights to payments and royalties, (iii) obligations or duties to any Governmental Authority with respect to any Permits and the rights reserved or vested in any Governmental Authority to terminate any such Permits or to condemn or expropriate any property, and (iv) zoning or other land use or Environmental Laws of any Governmental Authority, and (f) Encumbrances arising under this Agreement and the Operating Agreement.

“Pilot Plant” means the CIX/CIC processing equipment located in Wheat Ridge, Colorado and all associated equipment, spare parts, technology and intellectual property.

“Receipt (10% Interest)” means the instrument attached as Exhibit I.

“Remaining Committed Sole Funding Amount” means $3,761,780.

“Surface Lease” means the lease of surface estate held by TMRC, as more particularly described in the Assignment and Assumption Agreement (Surface Lease and Surface Option).

“Surface Option” means the option to purchase the surface estate held by TMRC in and to the land, as more particularly described in the Assignment and Assumption Agreement (Surface Lease and Surface Option).

“Termination Agreement” means the instrument terminating the Option Agreement attached as Exhibit J.

“Transaction Documents” means this Agreement, the Operating Agreement, the Assignment and Assumption Agreements (Assumed Liabilities), the Assignment and Assumption Agreement (Mining Leases), the Assignment and Assumption Agreement (Surface Lease and Surface Option), the Assignment and Assumption Agreements (Contracts and Permits), the Assignment and Assumption Agreement (Water Lease), the Receipt (10% Interest), the Bill of Sale and Assignment Agreement (Existing Data), the Bill of Sale and Assignment Agreement (Pilot Plant), the Deed (Owned Surface), and the other documents, agreements, instruments and certificates to be executed and delivered at the Closing under this Agreement.

“Water Lease” means the lease of water rights held by TMRC, as more particularly described in the Assignment and Assumption Agreement (Water Lease).

Article II

Contributions; Purchase and Sale

2.1Initial Contribution of USARE. Concurrently with the execution of this Agreement, USARE will make its Initial Contribution to the Company of its portion of the Contributed Assets as provided in Section 2.4(a) below.

2.2Initial Contribution of TMRC. Concurrently with the execution of this Agreement, TMRC will make its Initial Contribution to the Company of its portion of the Contributed Assets as provided in Section 2.4(b) below.

2.3Closing. The closing of the transactions provided for in this Agreement (the “Closing”) will take place electronically concurrently with the execution of this Agreement (the “Closing Date”). All of the actions to be taken and documents to be executed and delivered at the Closing will be deemed to be taken, executed and delivered simultaneously, and no such action, execution or delivery will be effective until all are complete. The Closing will be deemed to be effective as of the 1:00 pm EDT on the Closing Date.

2.4Closing Deliveries.

(a)USARE Closing Deliveries. At the Closing, USARE will deliver the following:

(i)to TMRC and the Company, a counterpart of this Agreement, duly executed by USARE;

(ii)to TMRC and the Company, a counterpart of the Operating Agreement, duly executed by USARE;

(iii)to TMRC, a counterpart of the Termination Agreement, duly executed by USARE;

(iv)to TMRC, the Member Interest Purchase Price;

(v)to TMRC and the Company, a manager’s certificate, dated as of the Closing Date, (A) certifying as to the accuracy of minutes authorizing the transactions contemplated by this Agreement and the Operating Agreement and of the execution, delivery and performance by USARE of the other Transaction Documents to which USARE is a party, and the consummation by USARE of the transactions provided for in such Transaction Documents, and (B) the authority of, incumbency of, and authenticity of the signatures of, the individuals executing such documents on behalf of USARE, as applicable;

(vi)to the Company, the Remaining Committed Sole Funding Amount;

(vii)to the Company, the Assignment and Assumption Agreement (Assumed Liabilities), duly executed by USARE;

(viii)to the Company, the Bill of Sale and Assignment Agreement (Existing Data) for the Existing Data owned by USARE, duly executed by USARE;

(ix)to the Company, the Assignment and Assumption Agreement (Contracts and Permits) for the Contracts and Permits owned by USARE, duly executed by USARE;

(x)to the Company, the Bill of Sale and Assignment Agreement (Pilot Plant), duly executed by USARE.

(xi)to TMRC and the Company, copies of the Governmental Approvals listed in Schedule 3.3(d);

(xii)to TMRC and the Company, copies of the Third-Party Consents and Notices listed in Schedule 3.3(e);

(xiii)to TMRC and the Company, a certificate issued by the Secretary of State of Delaware, dated as of a recent date reasonably acceptable to TMRC, relating to the good standing of USARE in the State of Delaware and a certificate issued by the Secretary of State of Texas, dated as of a recent date reasonably acceptable to TMRC, evidencing the registration and good standing of USARE in the State of Texas; and

(xiv)to TMRC or the Company, as applicable, such other documents and instruments as TMRC or the Company has reasonably requested before the Effective Date.

(b)TMRC Closing Deliveries. At the Closing, TMRC will deliver the following:

(i)to USARE and the Company, a counterpart of this Agreement, duly executed by TMRC;

(ii)to USARE and the Company, a counterpart of the Operating Agreement, duly executed by TMRC;

(iii)to USARE, a counterpart of the Termination Agreement, duly executed by TMRC;

(iv)to USARE, the Receipt (10% Interest), duly executed by TMRC;

(v)to the Company:

(A)the Assignment and Assumption Agreement (Assumed Liabilities), duly executed by TMRC;

(B)the Assignment and Assumption Agreement (Mining Leases), duly executed by TMRC;

(C)the Assignment and Assumption Agreement (Surface Lease and Surface Option), duly executed by TMRC;

(D)the Assignment and Assumption Agreement (Contracts and Permits) for the Contracts and Permits owned by TMRC, duly executed by TMRC;

(E)the Assignment and Assumption Agreement (Water Lease), duly executed by TMRC; and

(F)the Bill of Sale and Assignment Agreement (Existing Data) for the Underlying Agreements owned by TMRC, duly executed by TMRC; and

(G)the Assignment and Assumption Agreement (Assumed Liabilities), duly executed by TMRC;

(vi)to USARE and the Company, copies of the Governmental Approvals listed in Schedule 3.1(d);

(vii)to USARE and the Company, copies of the Third-Party Consents and Notices listed in Schedule 3.1(e);

(viii)to USARE and the Company, an officer’s certificate, dated as of the Closing Date, (A) certifying as to the accuracy of minutes authorizing the transactions contemplated by this Agreement and the Operating Agreement and of the execution, delivery and performance by TMRC of the other Transaction Documents to which it is a party, and the consummation by TMRC of the transactions provided for in such Transaction Documents, and (B) the authority of, incumbency of, and authenticity of the signatures of, the individuals executing such documents on behalf of TMRC;

(ix)to USARE and the Company, a certificate issued by the Secretary of State of Delaware, dated as of a recent date reasonably acceptable to USARE, relating to the good standing of TMRC in the State of Delaware and a certificate issued by the Secretary of State of Texas, dated as of a recent date reasonably acceptable to USARE, evidencing the registration and good standing of TMRC in the State of Texas;

(x)to USARE, a non-foreign affidavit dated as of the Closing Date, in form and substance required under the Treasury Regulations issued under Code § 1445 stating that TMRC is not a “foreign person” as defined in Code § 1445; and

(xi)to USARE or the Company, as applicable, such other documents and instruments as USARE or the Company has reasonably requested before the Effective Date.

(c)Company Closing Deliveries. At the Closing, the Company will deliver the following:

(i)to USARE and TMRC, a counterpart of the Operating Agreement, duly executed by the Company;

(ii)to USARE or TMRC, as applicable, a counterpart of each of the Assignment and Assumption Agreement delivered to the Company by USARE and TMRC, duly executed by the Company; and

2.5Assets Not Freely Assignable.

(a)Approval Required. Notwithstanding anything to the contrary in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery of any of the Contributed Assets to the Company would violate any Governmental Order or result in a violation of applicable Law or require the consent, authorization, approval or waiver of a Person who is not a Party to this Agreement and such consent, authorization, approval or waiver has not been obtained as of the Closing Date or, in the case of Contracts and Permits, the Mining Leases or any other of the Contributed Assets where such consent, authorization, approval or waiver is not ordinarily obtained prior to the Closing, USARE or TMRC will not sell, assign, transfer, convey or deliver, and this Agreement will not constitute a sale, assignment, transfer, conveyance or delivery of, such Contributed Asset. The Closing will occur notwithstanding the foregoing and, following the Closing, the Party holding the Contributed Asset shall hold the asset as bare trustee in favor of the Company until such time that the consent, authorization, approval, waiver, release, substitution or amendment is obtained and the Company shall reimburse the Party holding the Contributed Assets for its holding costs. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, USARE and TMRC, as applicable, will sell, assign, transfer, convey and deliver to the Company the relevant Contributed Asset for no additional consideration. Applicable sales, transfer and other similar Taxes in connection with such sale, assignment, transfer, conveyance or license will be paid by the Company.

(b)Alternative Arrangements. To the extent that any Contributed Asset or Assumed Liability cannot be transferred to the Company following the Closing pursuant to Section 2.5(a), the Parties will use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the Company the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Contributed Asset or Assumed Liability to the Company as of the Closing and the performance by the Company of its obligations with respect thereto. USARE or TMRC, as applicable, will, as agent or subcontractor for the Company, pay, perform and discharge fully the liabilities and obligations of thereunder from and after the Closing Date. To the extent permitted under applicable Law, USARE or TMRC, as applicable, will, at the Company’s expense, hold in trust for and pay to the Company promptly upon receipt thereof, such Contributed Asset and all income, proceeds and other monies received by USARE or TMRC, as applicable, to the extent related to such Contributed Asset in connection with the arrangements under this Section 2.5(b). USARE or TMRC, as applicable, will be permitted to set off against such amounts all direct costs reasonably incurred in connection with the retention and maintenance of such Contributed Asset.

2.6Further Assurances. From and after the Effective Date, and from time to time at the request of any Party, each other Party will, without further consideration, execute and deliver such instruments of transfer, conveyance, assignment and assumption and take such other actions as may reasonably be necessary, to consummate the transactions provided for by this Agreement and the Operating Agreement.

Article III

Representations and Warranties

3.1General Representations and Warranties. As of the Effective Date, USARE represents and warrants to TMRC and the Company, TMRC represents to USARE and the Company and the Company represents to TMRC as follows:

(a)Organization. It is duly incorporated or formed and in good standing in the jurisdiction of its incorporation, formation or organization, and is qualified or licensed to do business and is in good standing as a foreign entity in those jurisdictions where necessary in order to carry out its obligations under the Transaction Documents to which it is or will be a party, other than any jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse affect.

(b)Power and Authority. It has all requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted and to enter into and perform its obligations under the Transaction Documents to which it is or will be a party.

(c)Authorization. The execution and delivery by it of the Transaction Documents to which it is or will be a party, and the performance by it of its obligations under those Transaction Documents, have been duly and validly authorized by all requisite action required by its Constating Documents.

(d)Execution and Delivery; Enforceability. Each Transaction Document to which it is or will be a party, has, or will at the Closing be, duly executed and delivered by it, and assuming the due execution and delivery by each other Party to each such Transaction Document, constitutes or will constitute, as applicable, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally, or by general principles of equity.

(e)Governmental Approvals. Except for the authorizations, consents, approvals, rulings, exemptions, declarations, applications, filings, variances, publications of, notices to, declarations of or with, or registrations by or with, or any other actions or deemed actions by or on behalf of, any Governmental Authority (“Governmental Approvals”) listed on Schedule 3.1(e), no Governmental Approvals are required to be obtained, made or filed by it or the Company in connection with the execution, delivery or performance by it of any of the Transaction Documents to which it is or will be a party, or the consummation by it of the transactions provided for in any such Transaction Documents.

(f)Conflicts. The execution and delivery and performance by it of the Transaction Documents to which it is a party, the contribution by it of its right, title and interest in the Contributed Assets, and the permitting and implementation of the Operations and Business contemplated by the Operating Agreement, does not and will not:

(i)violate or conflict with its Constating Documents;

(ii) except for the Governmental Approvals listed on Schedule 3.1(e), violate any of the terms, conditions or provisions of any Law, order, judgment, decree, debarment, sanction or Governmental Approval to which it is a party or to which it or any of the Contributed Assets contributed by it are subject or bound;

(iii) subject to obtaining or making the surface owner, mineral rights owner, lessor, lessee and other third party consents, approvals, notices and other actions (collectively, “Third Party Consents and Notices”) listed on Schedule 3.1(f), result in a violation or breach of, or (with or without the giving of notice or the lapse of time or both) constitute a default (or give rise to any right of termination, cancellation or acceleration of the obligations) under, any of the Contracts or Permits or other contracts or agreements included in the Contributed Assets or any other material contract, agreement, mortgage, deed of trust, note, indenture or instrument to which it is a party or to which it or any material portion of its assets are subject or bound; or

(iv) create any Encumbrance, other than Permitted Encumbrances, on the Contributed Assets.

(g)Legal Proceedings. There are no private or governmental actions, suits, complaints, arbitrations, legal or judicial or administrative proceedings or investigations, whether civil, criminal or of any other nature (“Legal Proceedings”) pending, or to its Knowledge, threatened, against it or any of its Affiliates that (i) relate to the Contributed Assets, (ii) question the validity of the Transaction Documents or the ability of it to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or to contribute the Contributed Assets to the Company, or (iii) if continued or adversely determined, could preclude the permitting or implementation of Operations under the Operating Agreement or otherwise have a material adverse effect on the Company, the Contributed Assets or the Business.

(h)Brokers and Finders Fees. No broker, finder, investment banker, or similar intermediary has been retained by, or is authorized to act on behalf of it, any of its Affiliates or any of their respective officers or directors, managers or members, as applicable, in connection with the Transaction Documents or the consummation of the transactions provided for in the Transaction Documents.

(i)Prohibited Person. It is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any similar Law, including the USA Patriot Act or Executive Order 13224.

(j)No Encumbrances. As of the Effective Date, it owns its respective right, title and interest in and to the Contributed Assets free and clear of all Encumbrances, other than Permitted Encumbrances.

(k)Contracts and Permits. To its Knowledge, the Contracts and Permits to which it is a party are valid and enforceable and in full force and effect and it has not given or received written notice of any breach or default of a party under such Contracts and Permits and it has no Knowledge any acts or omissions, or conditions that could be considered or construed as a breach or default.

3.2Securities Laws. In acquiring its Interest in the Company, (a) each of USARE and TMRC is acquiring its Interest for its own account for investment and not with a view to its sale or distribution, (b) each of USARE and TMRC recognizes that investments such as those provided by the Operating Agreement are speculative and involve substantial risk, and (c) each of USARE and TMRC acknowledges that the other Parties have not made any guaranty or representation upon which it has relied concerning the possibility or probability of profit or loss as a result of its acquisition of its Interest. THE SALE OF INTERESTS IN THE COMPANY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS FROM REGISTRATION. INTERESTS MAY NOT BE OFFERED OR SOLD ABSENT AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE. THE COMPANY HAS THE RIGHT TO REQUIRE ANY POTENTIAL TRANSFEROR OF AN INTEREST TO DELIVER AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY BEFORE ANY TRANSFER TO THE EFFECT THAT EXEMPTIONS FROM APPLICABLE REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE FOR THE TRANSFER. IN ADDITION, THIS AGREEMENT CONTAINS ADDITIONAL SUBSTANTIAL RESTRICTIONS ON THE TRANSFER OF INTERESTS.

3.3Governmental Inquiry. Each of USARE and TMRC represents to the other and to the Company that, to its Knowledge, it has not received any written inquiry or notice from any Governmental Authority of a pending investigation or alleging the violation of any Laws.

3.4No Other Representations and Warranties. The express representations and warranties of each of USARE and TMRC, respectively, contained in this Article III are exclusive and in lieu of all other representations and warranties of each of USARE and TMRC, express, implied, statutory or otherwise. Each of USARE and TMRC expressly disclaims any other representations and warranties, including any representations or warranties relating to title to the Contributed Assets, the condition, quantity, quality, conformity to models or samples, fitness for a particular purpose, merchantability or non-infringement of the Contributed Assets, the accuracy or completeness of any data, reports, records, projections, information or materials furnished or made available to either Party or the Company in connection with the Transaction Documents, pricing assumptions, or quality or quantity of reserves (if any), attributable to the Contributed Assets or the potential of the Contributed Assets, the environmental condition of the Contributed Assets, both surface and subsurface, or any other matters contained in any materials furnished or made available to USARE, TMRC or the Company or any of its officers, agents or representatives.

3.5“AS IS, WHERE IS” CONTRIBUTION. EXCEPT AS OTHERWISE PROVIDED IN THE TRANSACTION DOCUMENTS, THE COMPANY WILL ACQUIRE THE CONTRIBUTED ASSETS IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS, AND WILL ASSUME ALL RISKS AND LIABILITIES THAT THE CONTRIBUTED ASSETS MAY CONTAIN HAZARDOUS MATERIALS OR OTHER WASTE, TOXIC, HAZARDOUS, EXTREMELY HAZARDOUS, OR OTHER MATERIALS OR SUBSTANCES, OR OTHER ADVERSE PHYSICAL CONDITIONS.

3.6Independent Investigation. Each of USARE and TMRC acknowledges that it has undertaken its own investigation, analysis and evaluation of the Contributed Assets, and that, except for the representations and warranties contained in this Agreement, neither USARE nor TMRC has made or makes any representations or warranties (express or implied) as to the Contributed Assets. Each of USARE and TMRC further acknowledges that, in negotiating and entering into the Option Agreement, this Agreement and the Operating Agreement, it has relied solely on its own appraisals and estimates as to the value of the Contributed Assets, and upon its own geologic and engineering interpretations relating to such Contributed Assets, if any..

Article IV

Survival; Indemnification

4.1Survival. The representations and warranties made in this Agreement will survive the Closing, the Transfer or redemption of any Interest, the resignation or deemed resignation of any Member, for a period of 18 months after the Effective Date.

4.2Indemnification.

(a)Indemnification Obligations.

(i)USARE will indemnify and hold harmless TMRC and its Affiliates, and its permitted successors and assigns to its Interest, and their respective directors, officers, employees, agents and attorneys, and the Company (collectively, the “Indemnified TMRC Parties”) from and against any and all Adverse Consequences that arise out of or result from the breach of or inaccuracy in the representations and warranties made by USARE in Article III.

(ii)TMRC will indemnify and hold harmless USARE and its Affiliates, and its permitted successors and assigns to its Interest, and their respective directors, officers, employees, agents and attorneys, and the Company (collectively, the “Indemnified USARE Parties”) from and against any and all Adverse Consequences that arise out of or result from the breach of or inaccuracy in any of the representations and warranties of TMRC in Article III.

(iii)A Party that is or may be obligated to provide indemnification under this Section 4.2(a) is referred to in this Agreement as an “Indemnifying Party,” and a Person that is or may be entitled to indemnification under this Section 4.2(a) is referred to in this Agreement as an “Indemnified Party.”

(b)Notice. If any claim or demand is asserted against an Indemnified Party or the Company with respect to which the Indemnified Party or the Company may be entitled to indemnification under this Agreement, then the Indemnified Party will cause notice of the claim or demand (together with a reasonable description), to be given to the Indemnifying Party promptly after the Indemnified Party has knowledge or notice of the claim or demand. Failure to promptly provide the notice will not relieve the Indemnifying Party of its indemnification obligations, except to the extent the Indemnifying Party is materially prejudiced by the failure.

(c)Assumption of Defense by Indemnifying Party. The Indemnifying Party will have the right, but not the obligation, by written notice to the Indemnified Party with a copy to the Company delivered within 30 days after the receipt of a notice under Section 4.2(b), to assume the entire control of the defense, compromise and settlement of the claim or demand that is the subject of the notice, including the use of counsel chosen by the Indemnifying Party, all at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may participate in the defense at the sole cost and expense of the Indemnified Party. The assumption of the defense of the claim or demand by the Indemnifying Party will constitute a waiver by the Indemnifying Party of its right to contest or dispute its indemnification obligation for the claim or demand. Any Adverse Consequences to the assets or business of the Indemnified Party or the Company caused by the failure of the Indemnifying Party to defend, compromise or settle a claim or demand in a diligent manner after having given notice that it will assume control of the defense, compromise and settlement of the matter will be included in the Adverse Consequences for which the Indemnifying Party will be obligated to indemnify the Indemnified Parties and the Company. Any settlement or compromise of any claim or demand by the Indemnifying Party will be made only with the consent of the Indemnified Party, which may not be unreasonably withheld or delayed. An Indemnified Party will not be considered unreasonable in withholding its consent unless the settlement or compromise includes a full release of all claims and liabilities against the Indemnified Parties and the Company arising out of or relating to the claim or demand, provides for the payment of only money damages, and the Indemnifying Party has provided to the Indemnified Parties assurance acceptable to the Indemnified Parties of the payment of such money damages immediately upon the settlement or compromise.

(d)Defense by Indemnified Party or Company. Before the assumption of the defense of any claim or demand subject to indemnification by an Indemnifying Party, the Indemnified Party or the Company may file any motion, answer or other pleading, or take such other action as it deems appropriate, to protect its interests or those of the Company or the Indemnifying Party. If it is finally determined that the Indemnifying Party is responsible for indemnification of any such claim or demand, or if the Indemnifying Party elects to assume the defense of the claim or demand under Section 4.2(c), then the Indemnifying Party will promptly reimburse the Indemnified Party or the Company for all costs and expenses incurred under the previous sentence. If the Indemnifying Party does not elect to control the defense, compromise and settlement of a claim or demand under Section 4.2(c), and it is finally determined that the Indemnifying Party is responsible for indemnification of the claim or demand, then the Indemnifying Party will be bound by the results of the defense, compromise or settlement, and all costs and expenses incurred by the Indemnified Parties and the Company in conducting the defense, compromise or settlement will be included in the Adverse Consequences for which the Indemnifying Party is obligated to indemnify the Indemnified Parties and the Company.

4.3Exercise of Remedies. Notwithstanding Section 4.2 or any other provision in this Agreement to the contrary, no Person other than USARE or TMRC (on its own behalf and on behalf of such Party) will have the right to enforce any representation, warranty, covenant or agreement of a Party under this Agreement, and specifically neither the Company nor any lender or other third party will have any such rights, it being expressly understood that the representations, warranties, covenants and agreements will be enforceable only by USARE or TMRC (on its own behalf and on behalf of such Party) against an Indemnifying Party. Either USARE or TMRC may bring a direct action on behalf of the Company against any Party without the requirement to bring a derivative action or otherwise satisfy the requirements of sections 18-1001 through 18-1004 of the Act or other similar requirements.

4.4Limitations on Damages. Neither Indemnifying Party will have any liability for indemnification under Section 4.2 of this Agreement (a) unless and until the aggregate of all Adverse Consequences for which the Indemnifying Party would, absent this provision, be liable exceeds on a cumulative basis $500,000; provided, that if such amount is exceeded, the Indemnifying Party’s liability will accrue on a cumulative aggregate basis in excess of $0.

Article V

Miscellaneous

5.1Interpretation and Construction. Sections 1.2, 11.4, 11.7, 11.9 and 11.16 of the Operating Agreement are incorporated into this Agreement by this reference and will apply to this Agreement as such provisions apply to the Operating Agreement. This Agreement will constitute Confidential Information that is subject to Sections 11.1 and 11.2 of the Operating Agreement.

5.2Notices. Notices under this Agreement will be provided in the manner provided in Section 11.3 of the Operating Agreement.

5.3Amendment; Waiver. This Agreement will not be amended except by a writing executed by USARE and TMRC. No waiver under this Agreement will be valid unless signed by all of the Members. The failure of any Person entitled to enforce the provisions of this Agreement to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach of this Agreement will not constitute a waiver of any provision of this Agreement or limit such Person’s rights to enforce any provision or exercise any right in the future.

5.4Miscellaneous.

(a)Assignment; Delegation. The rights, interests, liabilities and obligations of USARE and TMRC under this Agreement may not be assigned or delegated in whole or in part, except to a permitted successor or permitted assign of the Interest of the assigning or delegating Party that has been admitted as a Member of the Company under Article VIII of the Operating Agreement; provided, that in the case of the delegation of any liabilities and obligations under this Agreement, (i) the Person to whom such liabilities and obligations are delegated must agree in writing to assume the obligations of the delegating Party under this Agreement, and (ii) without the written consent of all Members of the Company, the delegating Party will not be released, in whole or in part, from any liability or obligation of such Party under this Agreement.

(b)Successors and Assigns. This Agreement will inure to the benefit of the Company, USARE and TMRC, and the permitted successors and permitted assigns to the Interests of USARE and TMRC that are admitted as Members of the Company under Article VIII of the Operating Agreement, respectively, and will be binding upon USARE and TMRC and the successors and assigns of USARE and TMRC (whether or not permitted).

(c)Third Party Beneficiaries. The Indemnified Parties and each Person that has been admitted as a Member of the Company under Article VIII of the Operating Agreement are express third party beneficiaries of this Agreement. Except for such Persons, this Agreement is for the sole benefit of the Members and the Company, and no other Person, including any creditor of the Company, any creditor of any Member and any creditors of any Indemnified Party, is intended to be a beneficiary of this Agreement or will have any rights under this Agreement. Notwithstanding the foregoing, the consent of Persons other than the Members of the Company will not be required in connection with any amendment of this Agreement or waiver under this Agreement.

(d)Conflicts. If any conflict exists between any provision of this Agreement and any provision of the Operating Agreement, the Operating Agreement will control.

5.5Governing Law; Actions and Proceedings. Sections 11.10 and 11.11 of the Operating Agreement are incorporated into this Agreement by this reference and will apply to this Agreement as such provisions apply to the Operating Agreement.

5.6Counterparts. This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall constitute the same document.

The Parties have executed this Agreement on the dates indicated below to be effective for all purposes as of the Effective Date.

[signature page follows]

USA Rare Earth, LLC

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Chief Operating Officer
Date:	5/17/2021

Texas Mineral Resources Corp.

By:	/s/ Daniel E. Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer
Date:	5/17/2021

Round Top Mountain Development, LLC

By:	/s/ Daniel E. Gorski
Name:	Daniel Gorski, its Organizer
Date:	5/17/2021